                        As filed with the Securities and
                             Exchange Commission on
                                   May 7, 2001

                                                   Registration No. 333-________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 --------------

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                 --------------

                      WHITE ELECTRONIC DESIGNS CORPORATION
             (Exact name of registrant as specified in its charter)

                 Indiana                               35-0905052
      (State or other jurisdiction                  (I.R.S. Employer
    of incorporation or organization)             Identification No.)

                            3601 E. University Drive
                            Phoenix, Arizona 85034
                   (Address of Principal Executive Offices)

                                 --------------


                      WHITE ELECTRONIC DESIGNS CORPORATION
                            1994 FLEXIBLE STOCK PLAN
                           (Full title of the plan)

           Hamid R. Shokrgozar                 Copy of Communications to:
  President and Chief Executive Officer             Samuel C. Cowley
  White Electronic Designs Corporation               Snell & Wilmer
        3601 E. University Drive                   One Arizona Center
         Phoenix, Arizona 85034               Phoenix, Arizona 85004-0001
 (Name and address of agent for service)

                                 (602) 437-1520
                     (Telephone number, including area code,
                              of agent for service)

                         CALCULATION OF REGISTRATION FEE

    Title of         Amount to be       Proposed Maximum       Proposed Maximum           Amount of
 Securities to      Registered(1)      Offering Price per     Aggregate Offering       Registration Fee
 be Registered                              Share(2)               Price(2)
-------------------------------------------------------------------------------------------------------
     Common
  Stock, $0.10        1,400,000               $4.66               $6,524,000                $1,631
       par              shares
      value

      (1) This Registration Statement also will cover any additional shares of common stock that become issuable under the 1994 Flexible Stock Plan by reason of any stock dividend, stock split, recapitalization, or any other similar transaction without receipt of consideration that results in an increase in the number of outstanding shares of common stock of White Electronic Designs Corporation.

      (2) Estimated pursuant to Rule 457(h) solely for the purpose of calculating the registration fee on the basis of the reported sales price of the Registrant's Common Stock on May 3, 2001.

                                EXPLANATORY NOTE

      This Registration Statement relates to the amendment to the Bowmar Instrument Corporation 1994 Flexible Stock Plan changing the name of the Plan to the White Electronic Designs 1994 Flexible Stock Plan (the "Plan") and increasing the number of shares of common stock authorized to be issued thereunder from 800,000 shares to 2,200,000 shares.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

      The documents containing the information specified in Part I, Items 1 and 2, will be delivered to employees in accordance with Form S-8 and Securities Act Rule 428.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

      The contents of Registration Statement Nos. 33-62247 and 333-18463 on Form S-8 filed with Securities and Exchange Commission on August 30, 1995 and December 20, 1996 is incorporated herein by reference.

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

      The following documents filed with the Securities and Exchange Commission by Sensory Science Corporation (the "Company") are hereby incorporated by reference in this Registration Statement:

      (a)   Annual Report on Form 10-K for the fiscal year ended September 30,
            2000.

      (b)   Quarterly Report on Form 10-Q for the quarter ended December 30,
            2000.

      (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A (No. 001-04817) as filed on May 21, 1998.

      All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

      The Company's Amended and Restated Articles of Incorporation provide that the Company may purchase and maintain insurance in the manner specified under Indiana law.

ITEM 8.  EXHIBITS

      Exhibit Index following Signature Page.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on May 7, 2001.

                                   WHITE ELECTRONIC DESIGNS CORPORATION

                                          By:/S/Hamid R. Shokrgozar
                                             --------------------------------
                                             Hamid R. Shokrgozar
                                             Chairman of the Board of Directors,
                                             President and Chief Executive
                                             Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the date indicated. Each person whose signature appears below hereby authorizes Hamid R. Shokrgozar and William J. Rodes, and each of them, as attorneys-in-fact, to sign his or her name on his or her behalf, individually and in each capacity designated below, and to file any amendments, including post-effective amendments to this Registration Statement.

      Name and Signature                      Title                            Date
      ------------------                      -----                            ----
/S/Hamid R. Shokrgozar                    Chairman of the Board of          May 7, 2001
----------------------------------        Directors, President and Chief
Hamid R. Shokrgozar                       Executive Officer


/S/William J. Rodes                       Secretary and Principal           May 7, 2001
----------------------------------        Accounting Officer
William J. Rodes


/S/Donald F. McGuinness                   Director                          May 7, 2001
----------------------------------
Donald F. McGuinness


/S/Thomas M. Reahard                      Director                          May 7, 2001
----------------------------------
Thomas M. Reahard


/S/Edward A. White                        Director                          May 7, 2001
----------------------------------
Edward A. White


/S/Norman T. Hall                         Director                          May 7, 2001
----------------------------------
Norman T. Hall


/S/Thomas J. Toy                         Director                           May 7, 2001
----------------------------------
Thomas J. Toy

                                INDEX TO EXHIBITS

Exhibit
Number            Description
------            -----------
 4.1         Rights Agreement dated December 6, 1996      Incorporated by reference to
             between the Company and American Stock       Exhibit 5C to Registrant's Current
             Transfer and Trust Company, as Rights        Report on Form 8-K filed
             Agent ("Rights Agreement")                   December 19, 1996

 4.2         Amendment No. 1 to Rights Agreement,         Incorporated by reference to Exhibit
             effective as of May 3, 1998                  4.3 to the Registrant's Registration
                                                          Statement on Form S-4 (File No.
                                                          333-56565)

 5.1         Opinion of Snell & Wilmer

23.1         Consent of Price Waterhouse Coopers LLP

23.2         Consent of Snell & Wilmer                    Included in Exhibit 5.1

24.1         Power of Attorney                            Included in signature page

99           Amended 1994 Flexible Stock Plan